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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-92823 of Litton Industries, Inc. on Form S-4 of our report dated October 5, 1999, appearing in the Annual Report on Form 10-K of Litton Industries, Inc. for the year ended July 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Los Angeles, California
March 14, 2000